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                                                Filed pursuant to Rule 424(b)(5)
                                                Registration No. 333-85716

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED July 22, 2002)


                                 237,100 SHARES

                                 PPL CORPORATION

                                  COMMON STOCK

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Pursuant to a Sales Agency Agreement dated November 21, 2002 between PPL
Corporation (the "Company") and Salomon Smith Barney Inc. ("SSB"), which has been filed as an exhibit to a report on Form 8-K filed with the SEC on November 21, 2002, and which is incorporated by reference herein, the Company has sold, through SSB, as agent of the Company, 237,100 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), pursuant to ordinary brokers' transactions on the New York Stock Exchange (the "NYSE").

237,100 shares of Common Stock were sold from November 25, 2002 through November 29, 2002.

Gross Proceeds to Company ...................................     $ 8,029,701.00

Commission to Agent .........................................     $    23,710.00

Net Proceeds to Company .....................................     $ 8,005,749.31

On November 29, 2002 the last reported sales price
of the Common Stock on the NYSE was .........................     $        33.30


Note:  SEC Fees were not used in arriving at any of the above figures.


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         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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              THIS PROSPECTUS SUPPLEMENT IS DATED DECEMBER 3, 2002.